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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 25, 1999 accompanying the consolidated financial statements of Advanced Systems International, Inc. contained in the Registration Statement on Form SB-2. We consent to the use of our report in the Registration Statement, and to the use of our name as it appears under the caption "Experts".

/s/ GRANT THORNTON LLP
Southfield, Michigan
November 19, 1999